EXHIBIT 99.1 - PRESS RELEASE DATED MARCH 16, 2001.


       ECHO BAY CONTINUES DEFERRAL OF CAPITAL SECURITIES INTEREST PAYMENTS

Friday, March 16, 2001 - Echo Bay Mines Ltd. (Amex and TSE: ECO) announced today that the company has elected to defer the interest payment due on April 1, 2001 to holders of its $100 million capital securities.

         Under the terms of the capital securities, issued in March 1997, the company has the right to defer interest payments for up to 10 consecutive semiannual periods. The current deferral represents the seventh consecutive deferral of semiannual interest payments. Interest accrues during the deferral period at the rate of 12% per annum, compounded semiannually, compared with the 11% face amount payable on the capital securities.

         The next scheduled interest payment date is October 1, 2001. Whether to continue the deferral period or recommence payment of interest will be decided prior to that date.

         Echo Bay mines gold and silver in North America. The primary markets for its common shares are the American and Toronto stock exchanges.

Contact: Tom Yip, Vice President and Chief Financial Officer - 303-714-8720 www.echobay.com


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